UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): September 17, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On September 17, 2015, Empire Global Corp. issued a press release to announce that through its wholly owned subsidiary Multigioco Srl., it has signed under contract up to 200 additional online web-shop gaming locations. The locations currently generate largely sports betting revenue and have approximately 5,000 online gaming accounts.

The deal expands our online footprint to over 1,200 web-shop locations and approximately 30,000 gaming accounts. The Company expects all locations to be integrated under our Multigioco online license and will be flagged under our originalbet.it and newgioco.it branding by the end of October 2015. The agreement may also result in 400 additional locations being acquired based on certain milestones being achieved.

The transaction was completed in the normal course of business.

The company's press release to announce the acquisition is included as
Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1 - Press Release dated September 17, 2015.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  September 18, 2015.                  EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer


EXHIBIT INDEX

Exhibit Number    Description
---------------   -------------------------------------------------------------
99.1              Press Release dated September 17, 2015 captioned "Empire
                  Global Corp. Subsidiary Expands Online Gaming Distribution throughout Italy with Key Acquisition"